As filed with the Securities and Exchange Commission on January 13, 2010

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VITACOST.COM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-1333024
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices including Zip Code)

Vitacost.com, Inc. 2000 Stock Option Plan
Vitacost.com, Inc. 2007 Stock Award Plan
(Full Title of the Plan)

Copy To:
Ira P. Kerker Chief Executive Officer Vitacost.com, Inc. 5400 Broken Sound Blvd. NW – Suite 500 Boca Raton, Florida 33487-3521 (561) 982-4180	Mitchell D. Goldsmith, Esq. Shefsky & Froelich Ltd. 111 East Wacker Drive, Suite 2800 Chicago, Illinois 60601 (312) 527-4000
(Name and Address, Including Zip Code, and Telephone Number,
 Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Check one:

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 Par Value	2,305,880	(2)	$4.46	(3)	$10,285,460.00	$733.35
Common Stock, $0.00001 Par Value	435,000	(4)	12.00	(5)	$5,220,000.00	372.19
Common Stock, $0.00001 Par Value	1,165,000	(6)	$10.87	(7)	$12,663,550	$902.91

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Vitacost.com, Inc. 2007 Stock Award Plan (the “2007 Plan”) or the Vitacost.com, Inc. 2000 Stock Option Plan (the “2000 Plan”)  by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)	Represents 2,305,880 shares of common stock subject to outstanding awards under the 2000 Plan as of January 13, 2010.

(3)
This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. For the 2,305,880 shares of common stock reserved for issuance upon the exercise of outstanding awards granted under the 2000 Plan, the Proposed Maximum Offering Price Per Share is $4.46 per share, which is the weighted average exercise price of outstanding awards granted under the 2000 Plan.

(4)	Represents 435,000 shares of common stock subject to outstanding awards under the 2007 Plan as of January 13, 2010.

(5)
This estimate is made pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. For the 435,000 shares of common stock reserved for issuance upon the exercise of outstanding awards granted under the 2007 Plan, the Proposed Maximum Offering Price Per Share is $12.00 per share, which is the weighted average exercise price of outstanding awards granted under the 2007 Plan.

(6)	Represents 1,165,000 shares of common stock available for future issuance under the 2007 Plan as of January 13, 2010.

(7)
This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $10.87, which is the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Global Market on January 12, 2010.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 In this registration statement, Vitacost.com, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.  Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that the we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information.  We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)
The prospectus filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on September 23, 2009, relating to the registration statement on Form S-1, as amended (Registration No. 333-143926), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-34468), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 22, 2009, including any amendments or reports filed for the purpose of updating such description;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009; and

(d)	The Registrant’s Current Reports on Form 8-K filed November 13, 2009 and December 18, 2009, except as to any portion of any Current Report that is not deemed filed.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.  Description of Securities.

Not Applicable.

 Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (DGCL) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee, or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our amended and restated certificate of incorporation and second amended and restated bylaws and to provide additional procedural protections. We expect to enter into a similar agreement with any new directors or executive officers.

We are in the process of obtaining directors’ and officers’ liability insurance with $15-20 million of coverage.

 Item 7.  Exemption from Registration Claimed.

 Not Applicable.

 Item 8.  Exhibits.

EXHIBIT

4.1
Amended and Restated Certificate of Incorporation of Vitacost.com, Inc. (incorporated by reference from Exhibit 3(i)(1) to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on June 20, 2007 (File No. 333-143926)).

4.1
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitacost.com, Inc. (incorporated by reference from Exhibit 3(i)(2) to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on September 21, 2009 (File No. 333-143926))

4.2
Amended and Restated Bylaws of Vitacost.com, Inc. (incorporated by reference from Exhibit 3(ii)  to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on August 24, 2009 (File No. 333-143926))

4.3
Form of Vitacost.com, Inc.’s Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on September 21, 2009 (File No. 333-143926))

4.4
Vitacost.com, Inc. 2000 Stock Option Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s registration statement on Form S-1, filed with the SEC on June 20, 2007 (File No. 333-143926))

4.5
Vitacost.com, Inc. 2007 Stock Award Plan (incorporated by reference from Exhibit 10.3 to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on June 12, 2009 (File No. 333-143926))

5.1	Opinion of Shefsky & Froelich Ltd.

23.1	Consent of Shefsky & Froelich Ltd. (included in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

Item 9.  Undertakings.

(a)   The Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 13th day of January, 2010.

VITACOST.COM, INC.

By:	/s/ Ira P. Kerker
Ira P. Kerker
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Ira P. Kerker and Richard P. Smith, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ira P. Kerker	Chief Executive Officer and Director	January 13, 2010
Ira P. Kerker	(Principal Executive Officer)

/s/ Richard P. Smith	Chief Financial Officer	January 13, 2010
Richard P. Smith	(Principal Financial and Accounting Officer)

/s/ Stewart Gitler	Director	January 13, 2010
Stewart Gitler

/s/ Allen S. Josephs, M.D.	Director	January 13, 2010
Allen S. Josephs, M.D.

/s/ David N. Ilfeld, M.D.	Director	January 13, 2010
David N. Ilfeld, M.D.

/s/ Lawrence A. Pabst, M.D.	Director	January 13, 2010
Lawrence A. Pabst, M.D.

/s/ Robert G. Trapp, M.D.	Director	January 13, 2010
Robert G. Trapp, M.D.

/s/ Eran Ezra	Director	January 13, 2010
Eran Ezra

INDEX TO EXHIBITS

EXHIBIT

4.1
Amended and Restated Certificate of Incorporation of Vitacost.com, Inc. (incorporated by reference from Exhibit 3(i)(1) to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on June 20, 2007 (File No. 333-143926)).

4.1
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Vitacost.com, Inc. (incorporated by reference from Exhibit 3(i)(2) to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on September 21, 2009 (File No. 333-143926))

4.2
Amended and Restated Bylaws of Vitacost.com, Inc. (incorporated by reference from Exhibit 3(ii)  to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on August 24, 2009 (File No. 333-143926))

4.3
Form of Vitacost.com, Inc.’s Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on September 21, 2009 (File No. 333-143926))

4.4
Vitacost.com, Inc. 2000 Stock Option Plan (incorporated by reference from Exhibit 10.1 to the Registrant’s registration statement on Form S-1, filed with the SEC on June 20, 2007 (File No. 333-143926))

4.5
Vitacost.com, Inc. 2007 Stock Award Plan (incorporated by reference from Exhibit 10.3 to the Registrant’s registration statement on Form S-1, as amended, filed with the SEC on June 12, 2009 (File No. 333-143926))

5.1	Opinion of Shefsky & Froelich Ltd.

23.1	Consent of Shefsky & Froelich Ltd. (included in Exhibit 5.1)

23.2	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)